THOMPSON BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK WASHINGTON, D.C.
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   HINE
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August 04, 2004

AmeriPrime Advisors Trust
431 N. Pennsylvania St.
Indianapolis, IN  46204

        RE: AMERIPRIME ADVISORS TRUST, FILE NOS. 333-85083 AND 811-09541
            ------------------------------------------------------------

Gentlemen:

         A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 38 to the AmeriPrime Advisors Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 47 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                              Very truly yours,

                                                           /s/ Thompson Hine LLP


                                                              Thompson Hine LLP
DSM/JMS


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